COVA INVESTMENT ADVISORY CORPORATION

                                 CODE OF ETHICS











                      COVA INVESTMENT ADVISORY CORPORATION

                                 CODE OF ETHICS

This Code of Ethics ("Code") is adopted by:

     Cova Investment Advisory Corporation ("Adviser" or "Firm"), a registered investment Adviser, acting as investment Adviser to Cova Series Trust (referred to herein as "Trust") comprised of individual portfolios (referred to herein individually as the "Portfolio"), pursuant to Rule 17j-1 promulgated by the Securities and Exchange Commission (the "Rule") under the Investment Company Act of 1940.

                        Statement of General Principles

     This Code is adopted in recognition of the general fiduciary principles that govern personal investment activities of all individuals associated with the Adviser.

     It is the duty of all individuals associated with the Adviser at all times to place the interests of the Trust's shareholders first. Priority must be given to the Trust's trades over personal securities trades.

     Individuals are prohibited from trading on the basis of material non-public information as defined by federal courts and the SEC in interpreting Rule 10b-5 under the Securities Exchange Act of 1934. Individuals are also prohibited from trading in their personal accounts before trades in a Portfolio of the Trust for the same security ("front-running").

     All personal securities transactions must be conducted consistent with this Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility.

     Individuals should not take advantage of their positions with the Adviser.




                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
                                                                            ----

1.   General Prohibitions

2.   Definitions
        Access Person
        Advisory Person
        Beneficial Interest
        Blind Trust
        Compliance Department
        Day
        For his or her own account
        Immediate Family
        Investment Company
        Personnel
        Related Issuer
        Security


3.   Required Compliance Procedures
        3.1 Preclearance of Securities Transactions by Access Persons
        3.2 Post-Trade Monitoring of Precleared Transactions
        3.3 Disclosure of Personal Holdings
        3.4 Certification of Compliance With Code of Ethics
4. Restrictions and Disclosure Requirements
        4.1 Initial Public Offerings
        4.2 Private Placements
        4.3 Blackout Periods
        4.5 Same Day Price Switch
        4.6 Short-term Trading Profits
        4.7 Gifts
        4.8 Service as Director of Publicly Traded Companies
        4.9 Insider Trading - Prevention of Misuse of Non-Public Information

5. Procedures with Regard to Dissemination of Information

6.   Reporting by Access Persons
        6.1 General Requirement
        6.2 Contents

7.   Compliance Department

8.   Annual Report to Board of Trustees

9.   Implementation
        9.1 Forms
        9.2 Exceptions

APPENDIX

1.   General Prohibitions

No individual associated with the Adviser in connection with the purchase or sale, directly or indirectly, by such person of a security held or to be acquired by the Trust, shall:

     Employ any device, scheme or artifice to defraud such Trust;

     Make to the Trust any untrue statement of a material fact or omit to state to the Trust a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

     Engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon any such Portfolio of the Trust;

     Engage in any manipulative practice with respect to such Portfolio;

     Engage in any transaction in a security while in possession of material nonpublic information regarding the security or the issuer of the security; or

     Engage in any transaction intended to raise, lower, or maintain the price of any security or to create a false appearance of active trading.

2.   Definitions

The following words have the following meanings, regardless of whether such terms are capitalized or not in this Code:

     Access Person - all directors, officers, or Advisory Persons of the Adviser.

     Advisory Person - any employee of the Adviser, (or of any company in a control relationship to the Adviser) who in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by any Portfolio of the Trust, or whose functions relate to the making of any recommendations with respect to such purchases or sales.

     Beneficial Interest - a person has a beneficial interest in an account in which he or she may profit or share in the profit from transactions. Without limiting the foregoing, a person has a beneficial interest when the securities in the account are held:

     (i)  in his or her name;

     (ii) in the name of any of his or her Immediate Family;

     (iii)in his or her name as trustee for himself or herself or for his or her Immediate Family;

     (iv) in a trust in which he or she has a beneficial interest or is the settlor with a power to revoke;

     (v) by another person and he or she has a contract or an understanding with such person that the securities held in that person's name are for his or her benefit;

     (vi) in the form of a right to acquisition of such security through the exercise of warrants, options, rights, or conversion rights;

     (vii)by a  partnership  of which he or she is a  member;

     (viii) by a corporation  which he or she uses as a personal trading medium;

     (ix) by a holding company which he or she controls; or

     (x) any other relationship in which a person would have beneficial ownership under Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder, except that the determination of direct or indirect beneficial interest shall apply to all securities which an Access Person has or acquires.

Any person who wishes to disclaim a beneficial interest in any securities must submit a written request to the Compliance Department explaining the reasons therefor. Any disclaimers granted by the Compliance Department must be made in writing. Without limiting the foregoing, if a disclaimer is granted to any person with respect to shares held by a member or members of his or her Immediate Family, the provisions of this Code of Ethics applicable to such person shall not apply to any member or members of his or her Immediate Family for which such disclaimer was granted.

     Blind Trust - a trust in which an Access Person or employee has beneficial interest or is the settlor with a power to revoke, with respect to which the Compliance Department has determined that such Access Person or employee has no direct or indirect influence or control and no knowledge of transactions therein, provided, however, that direct or indirect influence or control of such trust is held by a person or entity not associated with Adviser or any affiliate of Adviser and not a relative of such Access Person or employee.

     Compliance Department - Adviser's Compliance Department.

     Day - a calendar day.

     For his or her own account - transactions in securities held in an individual's own name or for any account in which he or she has beneficial interest.

     Immediate Family - any of the following relatives sharing the same household with an individual: child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law, including adoptive relationships.

     Investment Company - each registered investment company and series thereof for which the Adviser is the investment adviser.

     Investment Personnel - Any Access Person who, in connection with is or her regular functions or duties, provides information and advice to the Trust or advisory accounts or who helps execute the Adviser's decisions.

     Related Issuer - an issuer with respect to which an Investment Personnel or his or her Immediate Family: (i) has a business relationship with such issuer or any promoter, underwriter, officer, director, or employee of such issuer; or
(ii) is related to any officer, director or employee of such issuer.

     Security - any option, stock or option thereon, instrument, bond, debenture, pre-organization certificate, investment contract, any other interest commonly known as a security, and any security or instrument related to, but not necessarily the same as, those held or to be acquired by a Portfolio; provided, however, that the following shall not be considered a "security": securities issued by the United States Government, bankers' acceptances, bank certificates
of  deposit,   commercial  paper,  shares  of  registered  open-end  investment companies, commodities, futures, and options on futures.

3.   Required Compliance Procedures

     3.1  Preclearance of Securities Transactions by Access Persons.

          (a) Every Access Person and member of his or her Immediate Family must obtain prior approval from the Compliance Department before executing any personal securities transaction for his or her own account. Before executing any such transaction, the Compliance Department shall determine that:

          (i) No Investment Company has a pending "buy" or "sell" order in that security;

          (ii) The security does not appear on any "restricted" list of the Adviser; and

          (iii)Such transaction is not short selling or option trading that is economically opposite any pending transaction for any Investment Company.

          (b)  The   following   securities   are   exempt   from   preclearance
     requirements:

          (i) Securities transactions where neither the Access Person nor his or her Immediate Family knows of the transaction before it is completed;

          (ii) The acquisition of securities through stock dividends, dividend reinvestments, stock splits, reverse stock splits, mergers, consolidations, spin-offs, or other similar corporate reorganizations or distributions generally applicable to all holders of the same class of securities;

          (iii)The acquisition of securities through the exercise of rights issued by an issuer pro rata to all holders of a class of securities, to the extent the rights were acquired in the issue, and sales of such rights so acquired;

          (iv) Repurchase agreements;

          (v) Options on the Standard & Poor's "500" Composite Stock Price Index; and

          (vi) Other securities that may from time to time be so designated in writing by the Code of Ethics Board.

          (c) Obtaining preclearance approval does not constitute a waiver of any prohibitions, restrictions, or disclosure requirements in this Code of Ethics.

          3.2  Post-Trade Monitoring of Precleared Transactions.

          After the Compliance Department has granted preclearance to an Access Person or member of his or her Immediate Family with respect to any personal securities transaction, the investment activity of such Access Person and member of his or her Immediate Family shall be monitored by the Compliance Department to ascertain that such activity conforms to the preclearance so granted and the provisions of this Code.

          3.3  Disclosure of Personal Holdings.

          All Investment Personnel are required to disclose all their personal securities holdings and those of their Immediate Family to the Compliance Department upon commencement of employment and thereafter on an annual basis.

          3.4  Certification of Compliance With Code of Ethics.

          All Access Persons are required to certify annually in writing that they have:

          (a) read and understand the Code of Ethics and recognize that they are subject thereto;

          (b) complied with the requirements of the Code of Ethics;

          (c)  disclosed  or  reported  all  personal  securities   transactions
     required to be disclosed or reported pursuant to the requirements of the Code; and

          (d) with respect to any blind trusts in which such person has a beneficial interest, that such person has no direct or indirect influence or control and no knowledge of any transactions therein.

4.   Restrictions and Disclosure Requirements

     4.1  Initial Public Offerings.

          All Investment Personnel and members of their Immediate Family are prohibited from acquiring any securities in an initial public offering, in order to preclude any possibility of their profiting improperly from their positions on behalf of a Portfolio.

     4.2  Private Placements.

          (a) No Investment Personnel or member of his or her Immediate Family may acquire any securities in private placements without prior written approval by the Compliance Department.

          (b) Prior approval shall take into account, among other factors, whether the investment opportunity should be reserved for a Trust or Portfolio and its shareholders and whether the opportunity is being offered to an individual by virtue of his or her position or relationship to the Portfolio.

          (c) An Investment Personnel who has (or a member of whose Immediate Family has) acquired securities in a private placement is required to disclose such investment to the Compliance Department when such Investment Personnel plays a part in any subsequent consideration of an investment in the issuer for any Portfolio of the Trust. In any such circumstances, the decision to purchase securities of the issuer for a Portfolio of the Trust is subject to an independent review by Investment Personnel with no personal interest in the issuer. Such independent review shall be made in writing and furnished to the Compliance Department.

     4.3  Blackout Periods.

          (a) No Access Person or member of his or her Immediate Family may execute a securities transaction on a day during which any Investment Company has a pending "buy" or "sell" order in that same security until that order is executed or withdrawn; provided, however that this prohibition shall not apply to an Access Person for de minimis transactions (e.g., transactions involving a relatively small number of shares of a company with a large market capitalization and high average daily trading volume).

          (b) No Portfolio Manager or member of his or her Immediate Family may buy or sell a security for his or her own account within seven (7) Days before or after a Portfolio that he or she manages trades in that security, provided, however, that this prohibition shall not apply to:

               (i) Securities transactions effected in any account over which such employee has no direct or indirect influence or control, including blind trusts;

               (ii) Securities  transactions that are non-volitional on the part of either the Access Person or the Portfolio;

               (iii)Securities  transactions where neither the Portfolio Manager nor his or her Immediate Family knows of the transaction before it is completed;

               (iv) The  acquisition  of  securities  through  stock  dividends, dividend reinvestments, stock splits, reverse stock splits, mergers, consolidations, spin-offs, or other similar corporate reorganizations or distributions generally applicable to all holders of the same class of securities;

               (v) The acquisition of securities through the exercise of rights issued by an issuer pro rata to all holders of a class of securities, to the extent the rights were acquired in the issue, and sales of such rights so acquired;

               (vi) Repurchase agreements;

               (vii)Options  on the  Standard  & Poor's  "500"  Composite  Stock
                    Price Index; and

               (viii)  Other  securities  that  may  from  time  to  time  be so designated in writing by the Code of Ethics Board.

          (c) Any profits on trades within the proscribed periods shall be disgorged to the Portfolio.

          (d) The foregoing blackout periods should not operate to the detriment of any Investment Company. Without limiting the scope or meaning of this statement, the following procedure is to be implemented under extraordinary situations:

               (i) If a Portfolio Manager of a Portfolio or member of his or her Immediate Family has executed a transaction in a security for his or her own account and within seven (7) Days thereafter such security is considered for purchase or sale by such Portfolio, such Portfolio Manager shall submit a written memorandum to the Compliance Department prior to the entering of the purchase or sale order for the Portfolio. Such memorandum shall describe the circumstances underlying the consideration of such transaction for the Portfolio.

               (ii) Based on such memorandum and other factors it deems relevant under the specific circumstances, the Compliance Department shall have authority to determine that the prior transaction by the Portfolio Manager or member of his or her Immediate Family for his or her own account shall not be considered a violation of the provisions of paragraph (b) of this section.

               (iii)The  Compliance  Department  shall make a written  record of any determination made under paragraph (d)(ii) of this section, including the reasons therefor. The Compliance Department shall maintain records of any such memoranda and determinations.

     4.5  Same Day Price Switch.

          (a) If any employee of the Adviser or member of his or her Immediate Family purchases a security (other than a fixed income security) for his or her own account, and subsequent thereto a Portfolio purchases the same security during the same day, then, to the extent that the price paid per share by the Portfolio for such purchase is less favorable than the price paid per share by such employee, the Portfolio shall have the benefit of the more favorable price per share.

          (b) If any such employee or member of his or her Immediate Family sells a security for his or her own account and subsequent thereto a Portfolio sells the same security during the same day, then, to the extent that the price per share received by the Portfolio for such sale is less favorable than the price per share received by the employee, the Portfolio shall have the benefit of the more favorable price per share.

          (c) An amount of money necessary to effectuate the price adjustment shall be transferred from the account of the employee subject to the price adjustment policies, to the Portfolio's account. The price adjustment shall be limited to the number of shares purchased or sold by the employee or the number of shares purchased or sold by the Portfolio, whichever is smaller.

          (d) Notwithstanding the foregoing, price switching shall not apply to:

               (i) Securities transactions effected in any account over which such employee has no direct or indirect influence or control, including blind trusts;

               (ii) Securities  transactions that are non-volitional on the part of either the Access Person or the Portfolio;

               (iii)Securities  transactions  where neither the employee nor his or her Immediate Family knows of the transaction before it is completed;

               (iv) The  acquisition  of  securities  through  stock  dividends, dividend reinvestments, stock splits, reverse stock splits, mergers, consolidations, spin-offs, or other similar corporate reorganizations or distributions generally applicable to all holders of the same class of securities;

               (v) The acquisition of securities through the exercise of rights issued by an issuer pro rata to all holders of a class of securities, to the extent the rights were acquired in the issue, and sales of such rights so acquired;

               (vi) Repurchase agreements;

               (vii)Options  on the  Standard  & Poor's  "500"  Composite  Stock
                    Price Index; or

               (viii)  Other  securities  that  may  from  time  to  time  be so designated in writing by the Code of Ethics Board .

     4.6  Short-term Trading Profits.

          (a) No Investment Personnel or member of his or her Immediate Family may profit in the purchase and sale, or sale and purchase, of the same (or equivalent) securities within sixty (60) days, provided, however, that this prohibition shall not apply to:

               (i) Securities transactions effected in any account over which such employee has no direct or indirect influence or control, including blind trusts;

               (ii) Securities  transactions that are non-volitional on the part of either the Access Person or the Portfolio;

               (iii)Securities   transactions   where  neither  the   Investment
                    Personnel nor his or her Immediate Family knows of the transaction before it is completed;

               (iv) The  acquisition  of  securities  through  stock  dividends, dividend reinvestments, stock splits, reverse stock splits, mergers, consolidations, spin-offs, or other similar corporate reorganizations or distributions generally applicable to all holders of the same class of securities;

               (v) The acquisition of securities through the exercise of rights issued by an issuer pro rata to all holders of a class of securities, to the extent the rights were acquired in the issue, and sales of such rights so acquired;

               (vi) Repurchase agreements;

               (vii)Options  on the  Standard  & Poor's  "500"  Composite  Stock
                    Price Index; and

               (viii)  Other  securities  that  may  from  time  to  time  be so designated in writing by the Code of Ethics Board.

          (b) Any profits on trades within the proscribed periods shall be disgorged to a charity to be determined by the Compliance Department.

          (c) In determining the applicability of this section, determinations shall be made based upon a last-in, first-out ("LIFO") calculation; provided, however, that such determinations shall be solely for purposes of this Code of Ethics and shall not have any applicability for tax or other purposes.

     4.7  Gifts.

          (a) All Access Persons and employees are prohibited from receiving any gift or other thing of more than de minimis value from any person or entity that does business with or on behalf of the Trust in any one year.

          (b) All gifts must be reported in writing to the Compliance Department no more than 30 days after the end of each calendar quarter.

          (c)  The  foregoing   restrictions  do  not  apply  to  customary  and
     occasional (i) business meals, (ii) tickets to sports or cultural events, or (iii) business entertainment.

     4.8  Service as Director of Publicly Traded Companies.

          Investment Personnel are prohibited from serving on the Boards of Directors of publicly traded companies, absent prior authorization based upon the determination that such board service would not be inconsistent with the interests of the Trust and its shareholders.

     4.9  Insider Trading - Prevention of Misuse of Non-Public Information

          In accordance with Section 204A of the Investment Advisers Act of 1940, the following procedures are adopted to prevent the misuse of non-public information.

          All employees of the Adviser are prohibited from trading on material non-public information, as defined by federal courts and the SEC interpreting Rule 1Ob-5 under the Securities Exchange Act of 1934 for their personal accounts or on behalf of the Trust or any advisory accounts. Neither will such employee disclose such information to anyone other than legal counsel.

          "Material non-public information" is any information: (i) about a company, or (ii) the market for the company's securities, (iii) which has come directly or indirectly from the company or from an outsider to the company in a position to influence the market for the securities of the company, (iv) which has not been disclosed generally to the marketplace,
     (v) the dissemination of which is likely to affect the market price of any of the company's securities or is likely to be considered important by a reasonable investor in determining whether to trade in such securities.

          "Material information" is generally defined as information which there is a substantial likelihood that a reasonable investor would consider is important in making his or her investment decisions, or information which is reasonably certain to have an effect on the price of a company's securities. Employees should assume that information is "material" if it relates to such matters as dividend increases or decreases, earnings estimates, significant expansion or curtailment of operations, significant increase or decline in orders for products of the company, significant merger or acquisition proposals or agreements, significant new products or discoveries, extraordinary management changes or the purchase or sale of substantial assets.

          Material information can, of course, come directly from the company or its affiliates, professional Advisers or others associated with the company who may be considered "insiders" ("inside information"). However, it can also come from a complete outsider to the company who is in a position to affect the market price of the securities of the company ("market information"). For example, in Carpenter v. U.S., 108 U.S. 316 (1987), the Supreme Court considered as material certain information about the contents of a forthcoming newspaper column that was expected to affect the market price of a security. In that case, a Wall Street Journal reporter was found criminally liable for disclosing to others the dates when reports on various companies would appear in the Wall Street Journal and whether those reports would be favorable or not.

          "Non-Public information" is information about a company which is known to a select number of people and has not been disclosed to the public generally. An employee should consider material information to be non-public unless he or she can identify the manner in which the information has been made public; for example, its being announced on the broad tape, contained in a report filed with the SEC, or published in a trade journal or a widely circulated newspaper.

     5.   Procedures with Regard to Dissemination of Information.

          Access Persons are prohibited from revealing information relating to current or anticipated investment intentions, portfolio transactions or activities of Portfolios except to persons whose responsibilities require knowledge of the information.

6.   Reporting by Access Persons.

     6.1  General Requirement.

          Every Access Person shall report to the Compliance Department the information described in Section 6.2 with respect to transactions in any security in which such Access Person or member of his or her Immediate Family has, or by reason of such transaction acquires, any direct or indirect beneficial interest; provided, however, that no report is required with respect to transactions effected for any account over which such person does not have any direct or indirect influence or control.

     6.2  Contents.

          Every report shall be made not later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected, and shall contain the following information:

          (i) The date of the transaction, the title and the number of shares, and the principal amount of each security involved;

          (ii) The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

          (iii) The price at which the transaction was effected; and

          (iv) The name of the broker, dealer or bank with or through whom the transaction was effected.

Unless otherwise stated, no report shall be construed as an admission by the person making such report that he or she has any direct or indirect beneficial interest in the security to which the report relates.

7. Compliance Department

     The Adviser's Compliance Department shall be responsible for implementation of this Code of Ethics.

     Any person who has knowledge of any violation of this Code shall report said violation to the Compliance Department.

     The Compliance Department shall provide the management of the Adviser with such reports as are required herein or as are requested by management.

     A quarterly report shall be provided to the Trustees of the Trust certifying that except as specifically disclosed to the Compliance Department, the Compliance Department knows of no violation of this Code. A representative of the Compliance Department shall attend meetings of the Trustees no less frequently than quarterly to report on the implementation of this Code.

     The Adviser shall have authority to impose sanctions for violations of this Code. Such recommendations may include a letter of censure, suspension or termination of the employment of the violator, forfeiture of profits, forfeiture of personal trading privileges, forfeiture of gifts, or any other penalty the officer designated by the Adviser deems to be appropriate. All such recommendations shall be submitted to the management of the Adviser.

8.   Annual Report to Board of Trustees.

     The Adviser shall prepare an annual report to the Board of Trustees of the Trust that:

     (i) summarizes existing procedures concerning personal investing and any changes in the procedures made during the past year;

     (ii) identifies any violations requiring significant remedial action during the past year; and

     (iii)identifies any recommended changes in existing restrictions or procedures based upon the Adviser's experience under the Code of Ethics, evolving industry practices, or developments in applicable laws or regulations.

9.   Implementation.

     9.1  Forms.

          The Compliance Department is authorized, with the advice of counsel, to prepare written forms for use in implementing this Code. Such forms shall be attached as an Appendix to this Code and shall be disseminated to all individuals subject to the Code.

     9.2  Exceptions.

          Exceptions to the requirements of this Code shall rarely, if ever, be granted. However, the Compliance Department shall have authority to grant exceptions on a case-by-case basis. Any exceptions granted must be in writing and reported to the Compliance Department.






                                    APPENDIX
                                    --------

A list of contact persons referenced in the Code, such as those who are responsible for preclearing trades

Preclearance Authorization Request

A form to report holdings in securities

A form acknowledging receipt of the Code

A form acknowledging compliance with the Code

A form letter directing brokers to send duplicate confirmations of transactions to the Compliance Department

Quarterly Report of Securities Transactions











                  Quarterly Report of Securities Transactions

1.      Full Name:_________________________________________

2.      Department:________________________________________

3.      Position:__________________________________________

4.      Report for Calendar Quarter Ending ________________.

5.      Securities Transactions for Calendar Quarter:



               If no transactions need be reported, answer "None."
               ---------------------------------------------------

                                                          Amount of       Price at         Broker or Bank
Title of           Date of             Nature of           Security         Which            Affecting
Security         Transaction          Transaction          Involved        Affected         Transaction
--------         -----------          -----------          --------        --------         -----------




                                             ______________________
                                                  Signature

                                             ______________________
                                                    Date

INSTRUCTIONS

1. Transactions required to be reported. You should report every transaction in which you acquired or disposed of any beneficial ownership in any security during the calendar quarter.

     For reporting purposes, you are regarded as having a beneficial ownership in securities held.

     (i)  for your benefit by others (e.g., brokers, custodians and pledgees);

     (ii) for the benefit of your spouse or minor children or for any other relative who shares your home unless you do not exercise any direct or indirect influence or control over his transactions and do not otherwise advise him as to his transactions;

     (iii) by a partnership of which you are a partner;

     (iv) by a corporation of which you area controlling person and which is used by you alone or with a small group as a medium for investing or trading in securities; and

     Even though you acquire or dispose of beneficial ownership in the securities involved, none of the following transactions need be reported:

     (i) transactions in securities which are direct obligations of the United States; and

     (ii) transactions affected in any account over which neither you nor any other Director, Officer, or employee of Cova Financial Services Life Insurance Company or Cova Financial Life Insurance Company has any direct or indirect influence or control.

     In reporting a transaction, you may disclaim beneficial ownership of the security.

2. Title of Security. State the name of the Issuer and the class of the security (e.g., common stock or designated issue of debt securities).

3. Date of Transaction. In the case of a market transaction, state the trade date (and not the settlement date).

4. Nature of Transaction. State the character of the transaction (e.g., purchase, sale, gift, bequest, stock dividend, or exercise of option).

5. Amount of Security Involved. State the number of shares of stock or the face amount of debt securities. If your ownership interest was through a partnership, corporation, or trust, state the entire amount of securities involved in the transaction. In such cases, you may also indicate, if you wish, the extent of your interest in the partnership, corporation, or trust.

6. Price at Which Affected. State the purchase or sale price per share or other unit, exclusive of brokerage commissions or other costs of execution.

7. Broker or Bank Affecting Transaction. State the name of the broker, dealer or bank with or through whom the transaction was affected.

8.   Signature. Date and sign report.

9. Filing of Report. A report should be filed within 10 days after the end of each calendar quarter.









           ANNUAL CERTIFICATION OF COMPLIANCE WITH THE CODE OF ETHICS

I certify that during the past year:

     1. I have read and understand the Code of Ethics and recognize that I am subject to the Code;

     2.   have complied with the requirements of the Code of Ethics;

     3. I have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of the Code; and

     4. With respect to any blind trusts in which I have a beneficial interest, I have no direct or indirect influence or control and no knowledge of any transactions therein.



                                        _____________________________________
                                        Access Person Signature

                                        _____________________________________
                                        Print Name

Date:_____________________











                  ACKNOWLEDGMENT OF RECEIPT OF CODE OF ETHICS

I acknowledge that I have received the current Code of Ethics and represent that:

     1. I have reviewed the Code of Ethics, and I fully understand its terms and applicability to me.

     2. I will fulfill all required reporting as outlined in the Code, including disclosing or reporting all personal securities transactions which are required to be disclosed or reported pursuant to the Code.

     3.   will comply with all the requirements of the Code of Ethics.



                                        __________________________________
                                        Access Person Signature

                                        __________________________________
                                        Print Name

Date:____________________











                               PERSONAL HOLDINGS

In accordance with Section 3.3 of the Code of Ethics, please provide a list of all personal securities holdings, including those of your immediate family as defined in the Code. This disclosure is required upon commencement of employment and thereafter on an annual basis.

(1)  Name of Investment Personnel:__________________________________

(2) If different than (1), name of the person in whose name the account is held:__________________________________________________________

(3)  Relationship of (2) to (1):____________________________________

(4)  Broker at which Account is maintained:_________________________

(5)  Account Number:________________________________________________

(6)  Contact person at Broker and phone number:_____________________

(7) For each account, attach the most recent account statement listing securities in that account. If you or your immediate family own securities that are not listed in an attached account statement, list them below:

            Name of Security        Quantity        Value   Custodian
            ----------------        --------        -----   ---------


1.     _________________________________________________________________________

2.     _________________________________________________________________________

3.     _________________________________________________________________________

4.     _________________________________________________________________________

5.     _________________________________________________________________________

6.     _________________________________________________________________________




                      (attach separate sheet if necessary)

I certify that this form and the attached statements (if any) constitute all of my personal securities holdings and those held in accounts of my immediate family.

                                        _____________________________________
                                        Investment Personnel Signature

Dated:__________________                _____________________________________
                                        Print Name








                    FORM OF LETTER TO BROKER, DEALER OR BANK

                                                  (Date)

(Broker Name and Address)

          Subject:              Account #__________________

Dear_______________:

In accordance with the monitoring requirements of the investment adviser with which I am associated, you are requested to promptly send duplicate confirmations of my [covered persons] transactions, as well as duplicate periodic statements for the referenced account to Cova Investment Advisory Corporation. Please address the confirmations and statements directly to:

          CONFIDENTIAL
          _________________, Compliance Department
          Cova Investment Advisory Corporation
          _________________________
          _________________________

Your cooperation is appreciated. If you have any questions regarding these requests, please contact me or ___________________of Cova Investment Advisory Corporation at (XXX) XXX-XXXX.

                                             Sincerely,






                                             (Name of Access Person)








                       PRECLEARANCE AUTHORIZATION REQUEST

1.   Name of Access Person:_____________________________________

2. If different than (1), name of person in whose account the trade will occur:_____________________________________________________

3.   Relationship of (2) to (1):________________________________

4.   Name of Security:__________________________________________

5. Maximum number of shares or units to be purchased or sold or amount of bond:______________________________________________________

6.   Desired trade date:________________________________________

7.   Name and phone number of broker to effect transaction:_____________________

8. Check if applicable: Purchase_____ Market Order___ Sale___ Gift___ Limit Order____ (Limit Order Price____)

9. In connection with the foregoing transaction, I hereby make the foregoing representations and warranties:

     (a) I do not possess any material nonpublic information regarding the Security or the issuer of the Security.

     (b) I am not engaging in this transaction with the intent to raise, lower, or maintain the price of the Security or to create a false appearance of active trading.

     (c)  To my knowledge:

          (1) The Security [is/is not] (circle one) held by the Portfolios advised by Cova Investment Advisory Corporation.

          (2) There are no outstanding buy or sell orders for this Security by Cova Series Trust.

          (3) The Security (or equivalent security) is not on any "restricted" list of Cova Investment Advisory Corporation and is not actively being considered for purchase or sale by Cova Series Trust.

          (4) The proposed transaction is not short selling or option trading that is economically opposite any pending transaction by Cova Series Trust.

     (d) I have read the Code of Ethics within the prior 12 months and believe that the proposed trade fully complies with the requirements of the Code.

     Investment Personnel Only:

     (e)  The Security is not being acquired in an initial public offering.

     (f) The Security is not being acquired in a private placement or, if it is, I have reviewed Section 4.2 of the Code and have attached hereto a written explanation of such transaction.

     (g) If I am purchasing or selling the Security with an expectation of a transaction profit, I have not directly or indirectly (through any member of my immediate family, any account in which I have a Beneficial Interest or otherwise) sold or purchased the Security (or an equivalent security) in the prior 60 days.

     Investment Personnel Only:

     (h) None of the accounts for which I have access to information on trading has purchased or sold this Security (or equivalent security) within the past seven (7) calendar days and I do not expect any such accounts to purchase or sell the Securities within seven (7) calendar days of my purchase or sale.



___________________________                                 ____________________
Access Person                                               Print Name



               CERTIFICATION OF DESIGNATED ACCESS PERSON DESIGNEE

The undersigned hereby certifies that the above Access Person (a) directly instructed me to complete this Form on his or her behalf, (b) to the best of my knowledge, was out of the office at the time of such instruction and has not returned, and (c) confirmed to me that the representations and warranties contained in this form are accurate.


____________________________                                ____________________
Access Person Designee                                      Print Name



                                 AUTHORIZATION

Authorized By:______________________    Date:__________________  Time:__________